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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-1290 of Nextel Communications, Inc. on Form S-4, Post-Effective Amendment No. 3 on Form S-3 to Registration Statement No. 33-80021 of Nextel Communications, Inc. on Form S-4, Registration Statement No. 333-06521 of Nextel Communications, Inc. on Form S-8 and Registration Statement No. 333-06523 of Nextel Communications, Inc. on Form S-8, of our report dated March 13, 1998, appearing in this Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP
McLean, Virginia
March 27, 1998